EXHIBIT 99.1

Stride reports first quarter 2027 financial results

RESTON, Va., Oct. 20, 2026 (GLOBE NEWSWIRE) -- Stride, Inc. (NYSE: LRN), one of the nation’s most successful technology-based education companies, today announced its results for the first quarter of fiscal year 2027 ended September 30, 2026.

First Quarter Fiscal 2027 Highlights Compared to 2026

  Revenue of $639.4 million, compared with $620.9 million
  Income from operations of $84.3 million, compared with $69.0 million
  Net income of $64.9 million, compared with $68.8 million
  Diluted net income per share of $1.45, compared with $1.40
  Adjusted operating income of $78.6 million, compared with $81.1 million (1)
  Adjusted EBITDA of $111.8 million, compared with $108.4 million (1)
  Adjusted earnings per share of $1.37, compared with $1.52 (1)

First Quarter Fiscal 2027 Summary Financial Metrics

	Three Months Ended September 30,		Change 2026/2025
	2026	2025	$	%
	(In thousands, except percentages and per share data)
Revenues	$639,378	$620,884	$18,494	3.0%

Income from operations	84,268	68,983	15,285	22.2%
Adjusted operating income (1)	78,646	81,138	(2,492)	(3.1)%

Net income	64,919	68,800	(3,881)	(5.6)%
Net income per share, diluted	1.45	1.40	0.05	3.6%
Adjusted earnings per share (1)	1.37	1.52	(0.15)	(9.9)%

EBITDA (1)	119,202	98,217	20,985	21.4%
Adjusted EBITDA (1)	111,810	108,439	3,371	3.1%

(1)   To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income (loss), EBITDA, adjusted EBITDA, and adjusted earnings per share. Management believes that these additional measures provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Revenue Data

	Three Months Ended September 30,		Change 2026/2025
	2026	2025	$	%
	(In thousands, except percentages)
General Education	$356,606	$363,116	$(6,510)	(1.8)%
Career Learning
Middle - High School	272,098	241,500	30,598	12.7%
Adult	10,674	16,268	(5,594)	(34.4)%
Total Career Learning	282,772	257,768	25,004	9.7%
Total Revenues	639,378	620,884	18,494	3.0%

Enrollment and Revenue Per Enrollment Data

First quarter enrollments averaged 241.4K, down (2.5)% compared to 247.7K enrollments in the first quarter of fiscal year 2026. Of the total enrollments, 112.2K were Career Learning enrollments, up 2.0% compared to 110.0K Career Learning enrollments in the first quarter of fiscal 2026.

Enrollments include those students in full service public or private programs where Stride provides a combination of curriculum, technology, and instructional and support services, inclusive of administrative support and may include enrollments for which Stride receives no public funding or revenue. Stride does not report enrollments for our Adult Learning business.

Revenue per enrollment for the first quarter was $2,556, up 7.0% compared to $2,388 in the first quarter of fiscal year 2026. General Education revenue per enrollment was $2,670, up 5.0%, and Career Learning revenue per enrollment was $2,425, up 10.4%, compared to fiscal year 2026. If the mix of enrollments changes, our revenues will be impacted to the extent the average revenues per enrollment are significantly different.

Cash Flow and Capital Allocation

As of September 30, 2026, the Company’s cash and cash equivalents and marketable securities totaled $884.2 million, compared with $1,034.1 million reported at June 30, 2026.

Capital expenditures for the three months ended September 30, 2026 were $24.5 million, compared to $21.7 million in the three months ended September 30, 2025, and were comprised of $17.9 million of capitalized software development and $6.6 million of capitalized curriculum development.

Fiscal Year 2027 Outlook

The Company is forecasting the following for the full fiscal year 2027:

  Revenue in the range of $2.530 billion to $2.610 billion
  Capital expenditures in the range of $70 million to $80 million. Note that capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows
  Effective tax rate of 24% to 26%
  Adjusted operating income in the range of $500 million to $530 million (2)

The Company is forecasting the following for the second quarter of fiscal year 2027:

  Revenue in the range of $625 million to $645 million
  Capital expenditures in the range of $19 million to $21 million. Note that capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows
  Adjusted operating income in the range of $135 million to $145 million (2)

(2)   In addition to providing an outlook for revenue and capital expenditures, adjusted operating income is provided as a supplemental non-GAAP financial measure as management believes that it provides useful information to our investors. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below. Please also see Special Note on Forward-Looking Statements below.

Conference Call

The Company will discuss its first quarter fiscal year 2027 financial results during a conference call scheduled for Tuesday, October 20, 2026 at 5:00 p.m. Eastern Time (ET).

A live webcast of the call will be available at investors.stridelearning.com/events-and-presentations. To participate in the live call, investors and analysts should dial (833) 461-5787 (domestic) or +1 (585) 542-9983 (international) and provide the conference ID number 305 592 627. Please access the website at least 15 minutes prior to the start of the call.

A replay of the call will be posted at investors.stridelearning.com/events-and-presentations.

About Stride Inc.

Stride Inc. (NYSE: LRN) is redefining lifelong learning with innovative, high-quality education solutions. Serving learners in primary, secondary, and postsecondary settings, Stride provides a wide range of services including K-12 education, career learning, professional skills training, and talent development. Stride reaches learners in all 50 states and over 100 countries. Learn more at stridelearning.com.

Investor Contact ir@k12.com	Media Contact press@k12.com

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, such as any statements that look to future events and include, among other things, our expectations regarding: mix of enrollment, revenue per enrollment, future financial and other trends, forecasts, assumptions and guidance, and future share repurchases. We have tried, whenever possible, to identify these forward-looking statements using words such as “outlook,” “forecasts,” “anticipates,” “trends,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “will be,” “expects,” “plans,” “intends,” “should,” “would” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model or to meet financial or operational guidance; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve, our vendors, or us to comply with our contracts, or federal, state and local laws and regulations, resulting in a loss of funding, an obligation to repay funds previously received, contractual remedies, or actions or proceedings against us; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve, including due to the evolution of curriculum standards, testing programs and state accountability metrics; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; potential violation of laws and regulations relating to privacy and data protection, including such laws and regulations as may apply to children’s data; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction or termination in the scope of services, with schools; failure to develop the Career Learning business; entry of new competitors with superior technologies (including artificial intelligence (“AI”)) and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems and third-party cloud infrastructure, systems and facilities, including as a result of cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; failure to prevent or mitigate a cybersecurity incident that affects our systems or our data; problems in the implementation of new information technology systems and technology; failure by us or third parties to maintain and support information technology systems, including addressing quality issues and timely delivering new products and enhancements; risks related to the use, implementation and regulation of AI and other emerging technologies, including in the education of children, and their use by third-party vendors; risks related to our stock repurchase program; the extent to which we acquire businesses or change our capital allocation strategy or the implementation thereof; changes in our effective tax rate and additional liabilities; and other risks and uncertainties associated with our business described in the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2026 and any subsequently filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and estimates. They are not guarantees of future performance. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements in this press release or that we make from time to time, and to consider carefully the factors discussed above. All information in this press release is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement as a result of new information, future events or otherwise, except where we are expressly required to do so by law.

Financial Statements

The financial statements set forth below are not the complete set of Stride, Inc.’s financial statements for the three months ended September 30, 2026 and are presented below without footnotes. Readers are encouraged to obtain and carefully review Stride Inc.’s Quarterly Report on Form 10-Q for the three months ended September 30, 2026, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s Investor Relations website at investors.stridelearning.com.

STRIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	September 30,
	2026	2025
	(In thousands except share and per share data)
Revenues	$639,378	$620,884
Instructional costs and services	398,261	378,761
Gross margin	241,117	242,123
Selling, general, and administrative expenses	156,849	173,140
Income from operations	84,268	68,983
Interest expense, net	(2,906)	(3,075)
Other income, net	1,477	16,914
Income before income taxes and income (loss) from equity method investments	82,839	82,822
Income tax expense	(17,840)	(14,423)
Income (loss) from equity method investments	(80)	401
Net income attributable to common stockholders	$64,919	$68,800
Net income attributable to common stockholders per share:
Basic	$1.57	$1.59
Diluted	$1.45	$1.40
Weighted average shares used in computing per share amounts:
Basic	41,479,826	43,371,952
Diluted	44,828,092	49,222,851

STRIDE, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2026	2026
		(audited)
ASSETS	(In thousands except share and per share data)

Current assets
Cash and cash equivalents	$547,750	$754,501
Accounts receivable, net of allowance of $31,751 and $31,302	854,808	664,788
Inventories, net	22,665	38,250
Prepaid expenses	75,345	43,052
Marketable securities	241,425	203,499
Other current assets	12,414	12,033
Total current assets	1,754,407	1,716,123
Property and equipment, net	172,974	102,042
Capitalized software, net	101,916	95,002
Capitalized curriculum development costs, net	59,963	56,895
Intangible assets, net	9,106	10,876
Goodwill	246,676	246,676
Deposits and other assets	185,914	207,938
Total assets	$2,530,956	$2,435,552
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$75,884	$46,742
Accrued liabilities	68,400	95,446
Accrued compensation and benefits	28,220	62,896
Deferred revenue	6,817	20,553
Current portion of finance lease liability	85,463	60,477
Current portion of operating lease liability	2,374	2,737
Current portion of debt	418,431	-
Total current liabilities	685,589	288,851
Long-term finance lease liability	104,661	56,455
Long-term operating lease liability	8,106	8,316
Long-term debt	—	417,995
Deferred tax liability	41,137	13,033
Other long-term liabilities	19,698	18,573
Total liabilities	859,191	803,223
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 49,681,525 and 49,126,917 shares issued; and 42,031,838 and 41,477,230 shares outstanding, respectively	4	4
Additional paid-in capital	714,347	739,829
Accumulated other comprehensive loss	(60)	(59)
Retained earnings	1,249,564	1,184,645
Treasury stock of 7,649,687 shares at cost	(292,090)	(292,090)
Total stockholders’ equity	1,671,765	1,632,329
Total liabilities and stockholders' equity	$2,530,956	$2,435,552

STRIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	September 30,
	2026	2025
	(In thousands)
Cash flows from operating activities
Net income	$64,919	$68,800
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	34,934	29,234
Stock-based compensation expense	(7,392)	10,222
Deferred income taxes	29,425	49,472
Provision for credit losses	2,143	3,377
Amortization of fees on debt	435	429
Noncash operating lease expense	352	2,661
Other	8,092	(3,989)
Changes in assets and liabilities:
Accounts receivable	(191,894)	(253,026)
Inventories, prepaid expenses, deposits and other current and long-term assets	(18,356)	(36,322)
Accounts payable	27,881	15,716
Accrued liabilities	(28,566)	(45,356)
Accrued compensation and benefits	(33,257)	(30,882)
Operating lease liability	(899)	(879)
Deferred revenue and other liabilities	(12,604)	(5,237)
Net cash used in operating activities	(124,787)	(195,780)
Cash flows from investing activities
Purchase of property and equipment	(4)	(306)
Capitalized software development costs	(17,911)	(13,713)
Capitalized curriculum development costs	(6,567)	(7,677)
Sale of other investments	35,110	-
Other acquisitions, loans and investments, net of distributions	(886)	(2,574)
Proceeds from the maturity of marketable securities	61,638	61,767
Purchases of marketable securities	(117,295)	(62,220)
Net cash used in investing activities	(45,915)	(24,723)
Cash flows from financing activities
Repayments on finance lease obligations	(16,540)	(11,961)
Repurchase of restricted stock for income tax withholding	(19,509)	(31,594)
Net cash used in financing activities	(36,049)	(43,555)
Net change in cash, cash equivalents and restricted cash	(206,751)	(264,058)
Cash, cash equivalents and restricted cash, beginning of period	754,501	782,497
Cash, cash equivalents and restricted cash, end of period	$547,750	$518,439

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), EBITDA, adjusted EBITDA, and adjusted earnings per share, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for amortization of intangible assets, stock-based compensation, and other one-time charges or gains.
  EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization, stock-based compensation, and other one-time charges or gains.
  Adjusted earnings per share (adjusted EPS) is defined as net income (loss) attributable to common stockholders as adjusted for the amortization of intangible assets, stock-based compensation, and other one-time charges or gains net of tax impact divided by the diluted weighted average number of common shares outstanding less the shares expected to be received for the capped call transaction related to Stride’s convertible senior notes.

Adjusted operating income (loss), adjusted EBITDA, and adjusted EPS exclude stock-based compensation, which consists of expenses for restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. Adjusted operating income (loss), adjusted EBITDA and adjusted EPS remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. EBITDA and adjusted EBITDA remove depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. Adjusted operating income (loss), adjusted EBITDA and adjusted earnings per share remove one-time charges or gains which are not related to core operating activities and are not indicative of our ongoing operating performance. Additionally, adjusted EPS includes the impact from shares expected to be received by the Company to offset potential dilution from the convertible senior notes. EBITDA and adjusted EBITDA provide a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist in comparing the Company’s performance on a consistent basis; and
  in presentations to the members of the Company’s Board of Directors to enable the Board to review the same measures used by management to compare the Company’s current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although these non-GAAP financial measures are used to assess the performance of the business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items included and/or not included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) and diluted net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below.

First Quarter Fiscal Year 2027

Reconciliation of Income from Operations to Adjusted Operating Income

	Three Months Ended
	September 30,
	2026	2025
	(In thousands)
Income from operations	$84,268	$68,983
Amortization of intangible assets	1,770	1,933
Stock-based compensation expense	(7,392)	10,222
Adjusted operating income	$78,646	$81,138

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,
	2026	2025
	(In thousands)
Net income	$64,919	$68,800
Interest expense, net	2,906	3,075
Other income, net	(1,477)	(16,914)
Income tax expense	17,840	14,423
(Income) loss from equity method investments	80	(401)
Depreciation and amortization	34,934	29,234
EBITDA	119,202	98,217
Stock-based compensation expense	(7,392)	10,222
Adjusted EBITDA	$111,810	$108,439

Reconciliation of Net Income Attributable to Common Stockholders and Diluted Net Income Per Share to Adjusted Earnings Per Share

	Three Months Ended
	September 30,
	2026	2025
	(In thousands)
Net income attributable to common stockholders	$64,919	$68,800
Amortization of intangible assets	1,770	1,933
Stock-based compensation expense	(7,392)	10,222
Income tax effect from adjustments above	(2,038)	(8,969)
Adjusted net income attributable to common stockholders	$57,259	$71,986

Share computation:
Weighted average common shares — diluted	44,828,092	49,222,851
Effect of capped call transactions	(2,958,006)	(1,803,506)
Adjusted weighted average common shares — diluted	41,870,086	47,419,345
Adjusted earnings per share	$1.37	$1.52

	Three Months Ended
	September 30,
	2026	2025
	(per share)
Diluted net income per share	$1.45	$1.40
Amortization of intangible assets	0.04	0.04
Stock-based compensation expense	(0.16)	0.20
Income tax effect from adjustments above	(0.05)	(0.18)
Effect of capped call transactions	0.09	0.06
Adjusted earnings per share	$1.37	$1.52

Fiscal Year 2027 Outlook

Reconciliation of Income from Operations to Adjusted Operating Income (unaudited)

	Three Months Ended		Year Ended
	December 31, 2026		June 30, 2027
	Low	High	Low	High
	(In millions)
Income from operations	$126.0	$134.5	$479.5	$503.5
Amortization of intangible assets	1.5	2.0	5.5	7.5
Stock-based compensation expense	7.5	8.5	15.0	19.0
Adjusted operating income	$135.0	$145.0	$500.0	$530.0